Exhibit 99


March 22, 2000


To all Creditors, Limited Partners and Shareholders of Record:

On March 20, 2000, Grand Court Lifestyles, Inc. ("Grand Court") filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of New Jersey.

          Chapter 11 provides a financially troubled business with an opportunity to restructure its finances as well as with the opportunity to continue its operations. Chapter 11 is an alternative to the termination of a company's operations and the liquidation of its assets. The policy underlying Chapter 11 is that, by reorganizing, creditors generally receive greater value on account of their claims than they would receive in a liquidation.

          In furtherance of this goal, Chapter 11 will enable Grand Court to remain in control of its assets and business while negotiating a restructuring of its affairs and it is hoped that Grand Court, its creditors, limited partners and shareholders will benefit from the orderly process afforded to it by Chapter
11. Additionally, Chapter 11 will provide Grand Court with a central forum for negotiation with creditors, security holders and other stakeholders within the rules and procedures that govern the administration of a Chapter 11 case. As a result, the Court protection afforded by Chapter 11 will give Grand Court an opportunity to develop a plan of reorganization with the goal of emerging from bankruptcy in a stronger financial position. We continue to work diligently on your behalf.

          A company can become financially troubled for many reasons. We have included an excerpt from an industry newsletter, which shows that other senior living companies are experiencing problems similar to those faced by Grand Court. On March 15th, Grand Court failed to make interest payments on certain of its debt obligations and did not fund certain limited partner priority returns relating to some of the syndicated senior living communities under Grand Court's management. As a result of this and other financial concerns, Grand Court's management concluded that the restructuring of Grand Court's obligations through the formal process of a court-supervised voluntary reorganization under Chapter 11 of the Bankruptcy Code was needed to restore Grand Court to financial health.

          Once a plan of reorganization has been formulated, it will be submitted to all parties in interest who are entitled to vote whether to accept or reject it. The Bankruptcy Court is also required to approve a plan of reorganization. Acceptances of a plan may not be solicited until all parties who are entitled to vote have received a disclosure statement approved by the Bankruptcy Court. This letter is not intended as a solicitation of acceptances, but is designed merely for informational purposes.


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          We enclose, for your further information, copies of Grand Court press releases issued on February 25th, March 6th and March 20th.

          Subject to Court and lender approval, if required, at this time Grand Court anticipates making monthly distributions to limited partners of only those syndicated senior living communities which have cash flow after payment or reserve for such community's operating expenses and debt service. The amount of any such distributions will vary by community depending upon actual cash flow, with no distributions being made to limited partners of those communities which have no excess cash flow available at this time. No assets of Grand Court will be used to make such distributions.

          We are working as hard as possible to remedy Grand Court's current financial problems and thank you in advance for your patience and understanding during this difficult time.


                                        Very truly yours,

                                        GRAND COURT LIFESTYLES, INC.


                                        By:
                                           ------------------------------------
                                             JOHN LUCIANI,
                                             Chairman of the Board and Chief
                                             Executive Officer


This letter contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company's ability to successfully reorganize, the possibility of liquidation if the Company cannot successfully reorganize and competitive factors affecting the long-term care services industry. For a discussion of other important factors, refer to the Company's documents and reports that are available from the Securities and Exchange Commission, including the Company's Annual Report on Form 10K for the fiscal year ended January 31, 1999 at Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations - Safe Harbor for Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "anticipates," "expects", "intends", "believes", and similar expressions. The Company's actual results could differ materially from such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Enclosures